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                                 Exhibit 24(b)

                   Consent of Callister Nebeker & McCullough




                                 March 3, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:     Registration and Issuance of Zions Bancorporation Common Stock Received
under Key Employee Incentive Stock Option Plan for Resale

        This Firm has acted as counsel to Zions Bancorporation, a Utah corporation (the "Company"), in connection with its registration of 135,900 shares of its common stock without par value (the "Shares") for resale by persons who received the Shares under the Zions Bancorporation Key Employee Incentive Stock Option Plan.

        We hereby consent to the use of our name in the Prospectus forming a part of the Registration Statement to which this letter is attached as an Exhibit, and therein being disclosed as counsel to the Company in this matter.

                                                   Sincerely yours,

                                                  CALLISTER NEBEKER & McCULLOUGH










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